Prospectus Supplement	Filed pursuant to Rule 424(b)(5)
Registration No. 333-263613

Up to $150,000,000 Class A common stock

We have entered into a Controlled Equity Offering℠ Sales Agreement, or the “sales agreement,” with Cantor Fitzgerald & Co., or “Cantor Fitzgerald,” relating to shares of our Class A common stock, par value $0.0001 (the “Class A common stock”), offered by this prospectus supplement and the accompanying base prospectus. In accordance with the terms of the sales agreement, from time to time we may offer and sell shares of our Class A common stock having an aggregate gross sales price of up to $150.0 million through or to Cantor Fitzgerald, acting as sales agent or principal, pursuant to this prospectus supplement and the accompanying prospectus.

Our Class A common stock is listed for trading on The Nasdaq Capital Market or “Nasdaq,” under the symbol “SFT.” On May 3, 2022, the last reported sales price of our Class A common stock was $1.34 per share.

Sales of our Class A common stock, if any, under this prospectus supplement may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the “Securities Act.” Subject to terms of the sales agreement, Cantor Fitzgerald is not required to sell any specific number or dollar amounts of securities but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Cantor Fitzgerald and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Cantor Fitzgerald will be entitled to compensation under the terms of the sales agreement at a fixed commission rate of 3.0% of the gross sales price per share sold. In connection with the sale of our Class A common stock on our behalf, Cantor Fitzgerald will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cantor Fitzgerald will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contributions to Cantor Fitzgerald against certain civil liabilities, including liabilities under the Securities Act.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page S-4 of this prospectus supplement and in the documents incorporated by reference herein for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

Cantor

The date of this prospectus supplement is May 6, 2022

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state or jurisdiction where the offer is not permitted.

This prospectus supplement and the accompanying base prospectus are part of a registration statement on Form S-3 (Registration No. 333-263613) we filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. Under this shelf process, we may, from time to time, sell or issue any of the combination of securities described in the base prospectus in one or more offerings with a maximum aggregate offering price of up to $300,000,000. The base prospectus provides you with a general description of us and the securities we may offer, some of which may not apply to this offering. Each time we sell securities using the base prospectus, we provide a prospectus supplement that contains specific information about the terms of that offering. A prospectus supplement may also add, update or change information contained in the base prospectus and the documents incorporated by reference into the prospectus supplement or the base prospectus.

This prospectus supplement provides specific details regarding this offering of $150,000,000 shares of our Class A common stock. To the extent there is a conflict between the information contained in this prospectus supplement and the base prospectus, you should rely on the information in this prospectus supplement. This prospectus supplement, the base prospectus and the documents we incorporate by reference herein and therein include important information about us and our Class A common stock, and other information you should know before investing. You should read both this prospectus supplement and the base prospectus, together with the additional information in “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should not assume the information appearing in this prospectus supplement or the base prospectus is accurate as of any date other than the date on the front cover of the respective documents. You should not assume the information contained in the documents incorporated by reference in this prospectus supplement or the base prospectus is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations, and prospects may have changed since such date.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary contains basic information about us and our business but does not contain all of the information that is important to your investment decision. You should read this summary together with the more detailed information contained elsewhere in this prospectus supplement and the accompanying base prospectus and the documents incorporated herein and therein by reference before making an investment decision. Investors should carefully consider the information set forth under the caption “Risk Factors” appearing elsewhere in this prospectus supplement, including those described in documents incorporated by reference herein.

Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus supplement to “Shift,” the “Company” and “we,” “us” and “our” are to Shift Technologies, Inc., a Delaware corporation, excluding its subsidiaries, unless expressly stated or the context otherwise requires.

Overview

The Company is a leading end-to-end ecommerce platform transforming the used car industry with a technology-driven, hassle-free customer experience. The Company’s mission is to make car purchase and ownership simple — to make buying or selling a used car fun, fair, and accessible to everyone. The Company provides comprehensive, technology-driven solutions throughout the car ownership lifecycle: finding the right car, having a test drive brought to you before buying the car, a seamless digitally-driven purchase transaction including financing and vehicle protection products, an efficient, digital trade-in/sale transaction, and a vision to provide high-value support services during car ownership. Each of these steps is powered by the Company’s software solutions, mobile transactions platform, and scalable logistics, combined with our centralized inspection, reconditioning & storage centers, called hubs.

Background

Insurance Acquisition Corp. (“IAC”) was formed in March 2018 as a special purpose acquisition company for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination, with one or more businesses or assets (the “initial business combination”). Shift was launched in 2014 and is an auto ecommerce platform that enables customers to buy, sell and test drive cars and purchase ancillary products and services. On October 13, 2020, IAC acquired Shift (which we refer to as “the Merger”) and changed its name to Shift Technologies, Inc. in connection with the Merger. Prior to the Merger, IAC’s common stock, units and warrants traded on The Nasdaq Capital Market under the symbols “INSU,” “INSUU” and “INSUW,” respectively. Pursuant to the Merger, the Company continued the listing of its common stock and warrants on The Nasdaq Capital Market under the symbols “SFT” and “SFTTW,” respectively, effective October 15, 2020. Since January 2021, the Company does not have any publicly registered warrants issued and outstanding.

Presentation of Financial Operating Data

The Merger was accounted for as a reverse recapitalization in accordance with U.S. generally accepted accounting principles (“GAAP”). Under this method of accounting, IAC, who was the legal acquirer in the Merger, was treated as the “acquired” company for financial reporting purposes and Shift was treated as the accounting acquirer. This determination was primarily based on Shift having a majority of the voting power of the Company, Shift’s senior management comprising substantially all of the senior management of the Company, the relative size of Shift compared to IAC, and Shift’s operations comprising the ongoing operations of the Company. Accordingly, for accounting purposes, the Merger was treated as the equivalent of a capital transaction in which Shift was issuing stock for the net assets of IAC. The net assets of IAC are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Merger are those of Shift.

Emerging Growth Company

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of our initial public offering, (b) in which we have total annual revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period.

Recent Developments

Liquidity and Management’s Plan

Since inception, the Company has generated recurring losses which has resulted in an accumulated deficit and negative operating cash flows. The December 31, 2021 consolidated financial statements were prepared under the assumption that we will continue as a going concern for the next twelve months. However, subsequent to the issuance of the December 31, 2021 consolidated financial statements and based on our current assessment, management concluded that there is substantial doubt about the Company’s ability to continue as a going concern. The Company's plan is to raise additional capital through this offering and other capital-raising efforts to provide net proceeds which the Company believes will be sufficient to provide the liquidity necessary to satisfy its obligations over the next twelve months.

Our ability to continue as a going concern is dependent upon our ability to obtain additional equity or debt financing or generate profitable operations. Historically, we have funded operations through issuances of common and preferred stock and through a reverse recapitalization via the Merger with IAC in October 2020. We have also historically funded vehicle inventory purchases through our vehicle floorplan facilities. There can be no assurance that additional financing will be available or will be available on commercially reasonable terms. The inclusion of disclosures expressing substantial doubt about our ability to continue as a going concern could materially adversely affect our stock price and our ability to raise new capital or enter into strategic alliances.

Corporate Information

The mailing address of the Company’s principal executive office is 290 Division Street, Suite 400, San Francisco, CA 94103 and the telephone number is (855) 575-6739. Our website address is www.shift.com. The information found on or that can be assessed through the website is not part of, and is not incorporated into, this prospectus supplement and you should not consider information on our corporate website to be part of this prospectus supplement in deciding whether to purchase our securities.

THE OFFERING

The following summary contains basic terms about this offering and the Class A common stock and is not intended to be complete. It may not contain all of the information that is important to you. You should read the more detailed information contained in this prospectus supplement, including but not limited to, the risk factors beginning on page S-4 and the other risks described in our base prospectus and the annual and quarterly reports incorporated by reference therein.

Issuer	Shift Technologies, Inc.

Securities offered	Shares of our Class A common stock having an aggregate offering price of up to $150,000,000.

Class A common stock to be outstanding after this offering

Up to 194,619,430 shares of our Class A common stock, assuming sales of 111,940,299 shares of our Class A common stock in this offering at an offering price of $1.34 per share, which was the last reported sale price of our Class A common stock on The Nasdaq Capital Market on May 3, 2022. The actual number of shares issued will vary depending on the sales price under this offering.(1)

Manner of offering	Sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act to or through Cantor Fitzgerald as sales agent or principal. See “Plan of Distribution” on page S-12.

Use of proceeds	We intend to use the net proceeds from the sale of our Class A common stock in this offering for working capital and general corporate purposes. See “Use of Proceeds” on page S-9.

Risk Factors	See the section entitled “Risk Factors” on page S-4 and in the documents incorporated by reference herein for a discussion of factors you should consider carefully before deciding to invest in our Class A common stock.

Nasdaq Symbol	SFT

(1)	Based on 82,679,131 shares of our Class A common stock outstanding as of March 31, 2022. This amount does not include, as of March 31, 2022:

-	Up to 22,692,885 shares of Class A common stock issuable upon conversion of our 4.75% Convertible Senior Notes due 2026;

-	Shares of Class A common stock underlying currently issued stock options and restricted stock units in the amount of 9,044,654; and

-	Shares of Class A common stock reserved for future issuance under our 2020 Omnibus Equity Compensation Plan in the amount of 3,238,769. The number of shares reserved for future issuance under our 2020 Omnibus Equity Compensation Plan automatically increases each January 1 in an amount equal to 2% of the Company’s outstanding Class A common stock as of the previous December 31.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before you make a decision to invest in our Class A common stock, you should consider carefully the risk factors described below and in the accompanying base prospectus, together with other information in this prospectus supplement, the accompanying base prospectus, and the information incorporated by reference herein and therein as set forth in our filings with the SEC, including our annual report on Form 10-K for the year ended December 31, 2021, as updated by our subsequent filings, including amendments, under the Securities Exchange Act of 1934, as amended, or “Exchange Act.” Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business and results of operations. If any of these risks actually occur, our business, financial condition or results of operations could be seriously harmed. In that event, the market price for our Class A common stock could decline and you may lose all or part of your investment.

Risks Related to this Offering

Our management will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, and our stockholders will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business. See “Use of Proceeds” on page S-9 for a description of our proposed use of proceeds from this offering.

You may experience immediate and substantial dilution in the net tangible book value per share of the Class A common stock you purchase.

The offering price per share in this offering may exceed the net tangible book value per share of our Class A common stock outstanding prior to this offering. Assuming that an aggregate 111,940,299 shares of our Class A common stock are sold in this offering at an assumed offering price of $1.34 per share, which was the last reported sale price of our Class A common stock on The Nasdaq Capital Market on May 3, 2022 for aggregate gross proceeds of $150.0 million, and after deducting commissions and estimated aggregate offering expenses payable by us, you would experience immediate dilution of $0.26 per share, representing the difference between our net tangible book value per share as of December 31, 2021, on an unaudited pro forma as adjusted basis after giving effect to this offering, and the assumed offering price.

A substantial number of shares of our Class A common stock may be sold in this offering, which could cause the price of our Class A common stock to decline.

The sale of shares to be issued in this offering in the public market, or any future sales of a substantial number of shares of our Class A common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our Class A common stock on The Nasdaq Capital Market. We cannot predict the effect, if any, that market sales of those shares of Class A common stock or the availability of those shares of Class A common stock for sale will have on the market price of our Class A common stock.

Investors who buy shares of our Class A common stock in this offering at different times will likely pay different prices.

Investors who purchase shares of our Class A common stock in this offering at different times will likely pay different prices and may experience different outcomes in their investment results. We will have discretion, subject to the effect of market conditions, to vary the timing, prices, and numbers of shares sold in this offering. Investors who buy at one time may experience a decline in the value of their shares of our Class A common stock, while investors who buy at another time do not. Many factors could have an impact on the market price of our Class A common stock over time, including the factors described or incorporated by reference in this “Risk Factors” section of the prospectus supplement.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our Class A common stock or other securities convertible into or exchangeable for our Class A common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Class A common stock, or securities convertible or exchangeable into Class A common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering. In addition, the sale of shares in this offering and any future sales of a substantial number of shares of our Class A common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our Class A common stock. We cannot predict the effect, if any, that market sales of those shares of Class A common stock, or the perception that those shares may be sold, will have on the market price of our Class A common stock.

Our outstanding options and other convertible securities may have an adverse effect on the market price of our Class A common stock.

As of March 31, 2022, we had issued and outstanding securities that are exercisable for, or convertible into, a substantial number of shares of our Class A common stock, including:

-	Up to 22,692,885 shares of Class A common stock issuable upon conversion of our 4.75% Convertible Senior Notes due 2026;

-	Shares of Class A common stock underlying currently issued stock options and restricted stock units in the amount of 9,044,654; and

-	Shares of Class A common stock reserved for future issuance under our 2020 Omnibus Equity Compensation Plan in the amount of 3,238,769. The number of shares reserved for future issuance under our 2020 Omnibus Equity Compensation Plan automatically increases each January 1 in an amount equal to 2% of the Company’s outstanding Class A common stock as of the previous December 31.

The issuance of these shares will dilute our other equity holders, which could cause the price of our Class A common stock to decline. In addition, the sale of these shares in the public market, or the perception that such sales may occur, could adversely affect the price of our Class A common stock.

We do not expect to pay any dividends in the foreseeable future.

We have not paid any cash dividends on our shares of Class A common stock to date. The payment of cash dividends on our Class A common stock in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition and will be within the discretion of our board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends on our Class A common stock in the foreseeable future. As a result, any gain you will realize on our Class A common stock will result solely from the appreciation of such shares.

If we are not able to comply with the applicable continued listing requirements or standards of Nasdaq, Nasdaq could delist our Common Stock.

Our Class A common stock is currently listed on The Nasdaq Capital Market. In order to maintain such listing, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. There can be no assurance that we will be able to comply with the applicable listing standards.

If we are unable to satisfy these requirements or standards, or cure any deficiencies in accordance with the Nasdaq Listing Rules, we could be subject to delisting, which would have a negative effect on the price of our Class A common stock and would impair your ability to sell or purchase our Class A common stock when you wish to do so. In the event of a delisting, we would expect to take actions to restore our compliance with the Nasdaq Listing Rules, but we can provide no assurance that any such action taken by us would allow our Class A common stock to become listed again, stabilize the market price or improve the liquidity of our Class A common stock, prevent our Class A common stock from dropping below the minimum bid price requirement, or prevent future non-compliance with the listing requirements.

Our Class A common stock price may be volatile or may decline regardless of our operating performance and you may not be able to resell your shares at or above your purchase price.

Volatility in the market price of our Class A common stock may prevent you from being able to sell your shares at or above the price you paid for them. Many factors, which are outside our control, may cause the market price of our Class A common stock to fluctuate significantly, including those described elsewhere in this “Risk Factors’’ section and the documents incorporated by reference in this prospectus supplement, as well as the following:

●	our operating and financial performance and prospects;

●	our quarterly or annual earnings or those of other companies in our industry compared to market expectations;

●	future announcements concerning our business or our competitors’ businesses;

●	the public’s reaction to our press releases, other public announcements and filings with the SEC;

●	the size of our public float;

●	coverage by or changes in financial estimates by securities analysts or failure to meet their expectations;

●	market and industry perception of our success, or lack thereof, in pursuing our growth strategy;

●	strategic actions by us or our competitors, such as acquisitions or restructurings;

●	changes in laws or regulations which adversely affect our industry or us;

●	changes in accounting standards, policies, guidance, interpretations or principles;

●	changes in senior management or key personnel;

●	issuances, exchanges or sales, or expected issuances, exchanges or sales of our capital stock or other securities such as this offering;

●	adverse resolution of new or pending litigation against us; and

●	changes in general market, economic and political conditions in the United States and global economies or financial markets, including those resulting from natural disasters, terrorist attacks, acts of war, the current COVID-19 pandemic and responses to such events.

These broad market and industry factors may seriously harm the market price of our common stock, regardless of our operating performance. In the past, following periods of volatility in the market, securities class action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, financial condition, results of operations and growth prospects.

Risks Related to Our Business

There is substantial doubt about our ability to continue as a going concern.

Since inception, the Company has generated recurring losses which has resulted in an accumulated deficit and negative operating cash flows. The December 31, 2021 consolidated financial statements were prepared under the assumption that we will continue as a going concern for the next twelve months. However, subsequent to the issuance of the December 31, 2021 consolidated financial statements and based on our current assessment, management concluded that there is substantial doubt about the Company’s ability to continue as a going concern. The Company's plan is to raise additional capital through this offering and other capital-raising efforts to provide net proceeds which the Company believes will be sufficient to provide the liquidity necessary to satisfy its obligations over the next twelve months.

Our ability to continue as a going concern is dependent upon our ability to obtain additional equity or debt financing or generate profitable operations. Historically, we have funded operations through issuances of common and preferred stock and through a reverse recapitalization via the Merger with IAC in October 2020. We have also historically funded vehicle inventory purchases through our vehicle floorplan facilities. There can be no assurance that additional financing will be available or will be available on commercially reasonable terms. The inclusion of disclosures expressing substantial doubt about our ability to continue as a going concern could materially adversely affect our stock price and our ability to raise new capital or enter into strategic alliances.

NOTE ON FORWARD-LOOKING STATEMENTS AND RISK FACTOR SUMMARY

All statements, other than statements of historical facts, contained in this prospectus supplement, and in the documents incorporated by reference in this prospectus supplement, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are not guarantees of future performance and our actual results and developments may differ significantly from the results and developments discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to, those discussed or incorporated by reference in “Risk Factors.”

Important factors that that may affect our actual results and developments include, but are not limited to the following:

●	general business and economic conditions and risks related to the larger automotive ecosystem;

●	competition, and the ability of the Company to grow and manage growth profitably;

●	our history of losses and ability to achieve or maintain profitability in the future;

●	our ability to sustain our current rate of growth;

●	our ability to establish our software as a platform to be used by automotive dealers;

●	risks relating to our inspection, reconditioning and storage hubs;

●	impacts of COVID-19 and other pandemics;

●	our reliance on third-party carriers for transportation:

●	our current geographic concentration where we provide reconditioning services and store inventory;

●	cyber-attacks or other privacy or data security incidents;

●	the impact of copycat websites;

●	failure to adequately protect our intellectual property, technology and confidential information;

●	our reliance on third-party service providers to provide financing;

●	the impact of federal and state laws related to financial services on our third-party service providers;

●	the impact of federal, state and local laws on our ability to obtain and maintain necessary dealer and financing licenses in the states in which we do business;

●	our ability to timely secure and maintain cost effective real estate locations in connection with the expansion of our business;

●	risks that impact the quality of our customer experience, our reputation, or our brand;

●	changes and ambiguity in the prices of new and used vehicles;

●	our ability to correctly appraise and price vehicles;

●	access to desirable vehicle inventory;

●	our ability to expeditiously sell inventory;

●	our ability to expand product offerings;

●	changes in applicable laws and regulations and our ability to comply with applicable laws and regulations;

●	access to additional debt and equity capital;

●	changes in technology and consumer acceptance of such changes;

●	our reliance on internet search engines, vehicle listing sites and social networking sites to help drive traffic to our website;

●	any restrictions on the sending of emails or messages or an inability to timely deliver such communications;

●	seasonal and other fluctuations in our quarterly results of operations;

●	competition in the markets in which we operate;

●	changes in the auto industry and conditions affecting automotive manufacturers;

●	natural disasters, adverse weather events and other catastrophic events;

●	our dependence on key personnel;

●	our ability to rapidly hire and retain qualified personnel necessary to grow our business as anticipated;

●	increases in labor costs;

●	our reliance on third-party technology and information systems;

●	our use of open-source software;

●	claims asserting that our employees, consultants or advisors have wrongfully used or disclosed alleged trade secrets of their current or former employers;

●	significant disruptions in service on our platform;

●	impairment charges;

●	changes in interest rates;

●	volatility in the price of our common stock;

●	issuances of our common stock and future sales of our common stock;

●	our ability to establish and maintain effective internal control over financial reporting;

●	our ability to continue as a going concern; and

●	other economic, business and/or competitive factors, risks and uncertainties, including those described in the section entitled “Risk Factors” beginning on page S-4 and the documents incorporated by reference in this prospectus supplement.

In addition, our forward-looking statements do not reflect the potential impact of any future financings, acquisitions, mergers, dispositions, joint ventures, or investments we may make.

We may not actually achieve the plans, intentions, and/or expectations disclosed in our forward-looking statements, and you should not rely unduly on our forward-looking statements. You should read this prospectus supplement, and the documents incorporated by reference herein, completely and with the understanding our actual future results and developments may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

USE OF PROCEEDS

We may issue and sell shares of our Class A common stock having aggregate sales proceeds of up to $150 million from time to time. Because there is no minimum offering amount required as a condition to any sales in this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the sales agreement with Cantor Fitzgerald as a source of financing.

We intend to use the net proceeds, if any, from the sale of our Class A common stock in this offering for working capital and general corporate purposes. We have not identified the amounts we will spend on any specific purpose. The amounts actually expended for any purpose may vary significantly depending upon numerous factors, including assessments of potential market opportunities. In the event any net proceeds are not immediately applied, we may temporarily deposit them in our bank accounts as cash and cash equivalents or purchase short-term investments.

DILUTION

If you invest in our shares, your ownership interest will be diluted to the extent of the difference between the price you paid per share of Class A common stock in this offering and the net tangible book value per share of our Class A common stock after this offering. Net tangible book value per share represents total tangible assets less total liabilities, divided by the number of shares of our Class A common stock outstanding.

Our net tangible book value as of December 31, 2021 was approximately $65.4 million, or approximately $0.80 per share of our Class A common stock issued and outstanding, on an unaudited historical actual basis as of such date.

Our net tangible book value as of December 31, 2021 would have been approximately $210.9 million, or approximately $1.08 per share of our Class A common stock issued and outstanding, on an unaudited pro forma as adjusted basis as of such date, after giving further effect to the sale by us of 111,940,299 shares of our Class A common stock in this offering at an assumed offering price of $1.34 per share, which was the last reported sale price of our Class A common stock on The Nasdaq Capital Market on May 3, 2022, for aggregate gross proceeds of $150.0 million, and after deducting commissions and estimated aggregate offering expenses payable by us. This represents an immediate increase in net tangible book value of $0.28 per share of our Class A common stock to existing stockholders and an immediate dilution of $0.26 per share of our Class A common stock to new investors purchasing shares of our Class A common stock in this offering at the assumed offering price.

The following table illustrates the dilution on a per share of Class A common stock basis for investors purchasing shares of our Class A common stock in this offering:

Assumed public offering price per share in this offering		$1.34
Pro forma net tangible book value per share as of December 31, 2021	$0.80
Increase in net tangible book value attributable to this offering	$0.28
Pro forma as adjusted net tangible book value per share as of December 31, 2021		$1.08
Dilution per share to new investors in this offering		$0.26

The per share calculations above are based on the number of shares of our Class A common stock issued and outstanding as of December 31, 2021, as follows: 81,369,311 shares on an unaudited historical actual basis, and 187,752,290 shares on an unaudited pro forma as adjusted basis.

The table above assumes, for illustrative purposes, that an aggregate of 111,940,299 shares of our Class A common stock are sold at an offering price of $1.34 per share, the last reported sale price of our Class A common stock on The Nasdaq Capital Market on May 3, 2022, for aggregate gross proceeds of $150.0 million. However, the shares sold in this offering, if any, will be sold from time to time at various prices. Presented below, solely for illustrative purposes only, is the effect of each of an increase and a decrease of the assumed offering price by $0.25 per share.

Assuming that an aggregate of 94,339,623 shares of our Class A common stock are sold at an offering price of $1.59 per share, representing an increase of $0.25 per share from the assumed offering price above, for aggregate gross proceeds of $150.0 million, after deducting commissions and estimated aggregate offering expenses payable by us, our net tangible book value per share on a pro forma as adjusted basis would be $1.20 per share and the dilution in net tangible book value per share to new investors would be $0.39 per share.

Assuming that an aggregate of 137,614,679 shares of our Class A common stock are sold at an offering price of $1.09 per share, representing a decrease of $0.25 per share from the assumed offering price above, for aggregate gross proceeds of $150.0 million, after deducting commissions and estimated aggregate offering expenses payable by us, our net tangible book value per share on a pro forma as adjusted basis would be $0.96 per share and the dilution in net tangible book value per share to new investors would be $0.13 per share.

The foregoing information does not take into account the exercise or conversion of our outstanding 4.75% Convertible Senior Notes due 2026, shares of Class A common stock underlying currently issued stock options and restricted stock units and shares of Class A common stock reserved for future issuance under our 2020 Omnibus Equity Compensation Plan, as set forth in footnote 1 in “Prospectus Summary – The Offering.” To the extent that other shares are issued, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of those securities could result in further dilution to investors in this offering.

DESCRIPTION OF CAPITAL STOCK

Upon consummation of the offering, 194,619,430 shares of our Class A common stock will be outstanding, assuming the sale of an aggregate of 111,940,299 shares of our Class A common stock at an offering price of $1.34 per share, the last reported sale price of our Class A common stock on The Nasdaq Capital Market on May 3, 2022, for aggregate gross proceeds of $150.0 million. This amount does not include the shares of our Class A common stock issuable upon the exercise or conversion of our outstanding 4.75% Convertible Senior Notes due 2026, shares of Class A common stock underlying currently issued stock options and restricted stock units and shares of Class A common stock reserved for future issuance under our 2020 Omnibus Equity Compensation Plan, as set forth in footnote 1 in “Prospectus Summary – The Offering.” We presently are authorized to issue 500,000,000 shares of our Class A common stock. For a more complete description of our Class A common stock, please see “Description of Capital Stock” in the accompanying base prospectus.

PLAN OF DISTRIBUTION

We have entered into a sales agreement with Cantor Fitzgerald, under which we may issue and sell shares of our Class A common stock having an aggregate gross sales price of up to $150,000,000 from time to time through or to Cantor Fitzgerald acting as sales agent or principal. The sales agreement will be filed as an exhibit to a Current Report on Form 8-K.

Following delivery of a placement notice and subject to the terms and conditions of the sales agreement, Cantor Fitzgerald may offer and sell our Class A common stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. We may instruct Cantor Fitzgerald not to sell Class A common stock if the sales cannot be effected at or above the price designated by us from time to time. We or Cantor Fitzgerald may suspend the offering of Class A common stock upon notice and subject to other conditions.

We will pay Cantor Fitzgerald commissions, in cash, for its services in acting as agent in the sale of our Class A common stock. Cantor Fitzgerald will be entitled to compensation at a commission rate of 3.0% of the gross sales price per share sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Cantor Fitzgerald for certain specified fees and documented expenses, including the fees and documented expenses of its legal counsel in an amount not to exceed $75,000. We estimate that the total expenses for the offering, excluding commissions and reimbursements payable to Cantor Fitzgerald under the terms of the sales agreement, will be approximately $150,000.

Settlement for sales of Class A common stock will occur on the second trading day following the date on which any sales are made, or on some other date that is agreed upon by us and Cantor Fitzgerald in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our Class A common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Cantor Fitzgerald may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. Cantor Fitzgerald will use its commercially reasonable efforts consistent with its normal trading and sales practices, to solicit offers to purchase the shares of Class A common stock under the terms and subject to the conditions set forth in the sales agreement. In connection with the sale of the Class A common stock on our behalf, Cantor Fitzgerald will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cantor Fitzgerald will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Cantor Fitzgerald against certain civil liabilities, including liabilities under the Securities Act.

The offering of our Class A common stock pursuant to the sales agreement will terminate as permitted therein. We and Cantor Fitzgerald may each terminate the sales agreement at any time upon ten days’ prior notice.

Cantor Fitzgerald and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Cantor Fitzgerald will not engage in any market making activities involving our Class A common stock while the offering is ongoing under this prospectus supplement.

This prospectus supplement in electronic format may be made available on a website maintained by Cantor Fitzgerald, and Cantor Fitzgerald may distribute this prospectus supplement electronically.

Our Class A common stock is listed on The Nasdaq Capital Market under the trading symbol “SFT.”

The transfer agent for our Class A common stock to be issued in this offering is Continental Stock Transfer & Trust Company, located at 1 State Street, 30th Floor, New York, NY 10004.

LEGAL MATTERS

The validity of the securities offered will be passed upon for us by Jenner & Block LLP, New York, NY. Duane Morris LLP, New York, New York, is acting as counsel for Cantor Fitzgerald in connection with this offering.

EXPERTS

The consolidated financial statements incorporated in this prospectus supplement by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above.

The registration statement and our SEC filings, including the documents referred to below under “Information Incorporated by Reference,” are also available on our website on the “Investor Relations” page at www.shift.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below, all filings we make under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing date of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, and all filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after effectiveness of such registration statement and prior to the sale of all of the securities offered hereby:

●	Our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 16, 2022.

●	Amendment No. 1 to our Annual Report on Form 10-K/A for the year ended December 31, 2021, filed with the SEC on April 25, 2022.

●	Our Current Reports on Form 8-K filed with the SEC on January 12, 2022, February 24, 2022 and March 15, 2022.

●	The description of our Common Stock contained in our Registration Statement on Form 8-A, dated March 18, 2019, and any amendment or report filed with the SEC for the purpose of updating the description.

Any statement contained in a document filed before the date of this prospectus and incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any information that we file after the date of this prospectus with the SEC and incorporated by reference herein will automatically update and supersede the information contained in this prospectus and in any document previously incorporated by reference in this prospectus. Notwithstanding the foregoing, we are not incorporating any document or portion thereof or information deemed to have been furnished and not filed in accordance with SEC rule.

We will provide you with a copy of the documents incorporated by reference in this prospectus, without charge, upon written or oral request directed to:

Shift Technologies, Inc.

290 Division Street, Suite 400

San Francisco, California 94103-4234

(855) 575-6739

Attn: Secretary

You may also access the documents incorporated by reference as described under “Where You Can Find More Information.”

PROSPECTUS

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

Rights

This prospectus relates to the offer and sale from time to time, in one or more offerings, together or separately, by Shift Technologies, Inc. (the “Company”) of shares of its Class A common stock, par value $0.0001 (the “Class A common stock”), preferred stock, debt securities, warrants or any combination of the foregoing, either individually or as units composed of one or more of the other securities. We may also issue rights to purchase the securities offered in this prospectus. This prospectus provides you with a general description of the securities. The aggregate public offering price of all securities issued by us under this prospectus may not exceed $300,000,000.

Each time we sell a particular class or series of securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference herein or therein before you invest in any of our securities.

The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. This prospectus may not be used to consummate sales of any of these securities unless it is accompanied by a prospectus supplement. Before investing, you should carefully read this prospectus and any related prospectus supplement.

Our Class A common stock is traded on The Nasdaq Capital Market under the symbol “SFT.” On March 15, 2022, the last reported sale price of our Class A common stock was $1.93 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on The Nasdaq Capital Market or any securities market or other exchange of the securities, if any, covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters, dealers, or through a combination of these methods on a continuous or delayed basis.  See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act and are subject to reduced public company reporting requirements.

You should read this prospectus and any amendment carefully before you invest in our securities.

Investing in our securities involves risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 2 of this prospectus as well as those contained in the supplemental risk factors contained in any applicable prospectus supplement and our most recent Annual Report on Form 10-K and our most recently filed Quarterly Reports on Form 10-Q incorporated by reference into this prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the U.S. Securities and Exchange Commission (the “SEC”), nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 26, 2022.

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), under the Securities Act of 1933, as amended (the “Securities Act”) using a “shelf” registration process. Under this shelf registration statement, we may sell from time to time in one or more offerings of Class A common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or as units comprised of a combination of one or more of the other securities in one or more offerings up to a total dollar amount of $300,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell any type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. We may add, update or change in a prospectus supplement or free writing prospectus any of the information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. This prospectus, together with the applicable prospectus supplement, any related free writing prospectus and the documents incorporated by reference into this prospectus and the applicable prospectus supplement, will include all material information relating to the applicable offering. You should carefully read both this prospectus and the applicable prospectus supplement and any related free writing prospectus, together with the additional information described under “Where You Can Find Additional Information; Incorporation by Reference” in making your investment decision.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. This prospectus, the accompanying prospectus supplement and any related free writing prospectus, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, the accompanying prospectus supplement or any related free writing prospectus, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities are sold on a later date.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s web site or at the SEC’s offices described below under the heading “Where You Can Find More Information; Incorporation by Reference.”

Unless otherwise indicated, any reference to Shift, or as “we”, “us”, or “our” refers to Shift Technologies, Inc. and its consolidated subsidiaries (“Shift” or the “Company”).

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PROSPECTUS SUMMARY

This summary highlights certain information about us, this prospectus, the documents incorporated by reference and the information appearing elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before making an investment decision. You should read this entire prospectus carefully, including the information referred to under the heading “Risk Factors” of this prospectus and any prospectus supplement relating to a specific security, along with the financial statements and other documents incorporated by reference before making an investment decision. See also the section entitled “Where You Can Find More Information; Incorporation by Reference.” Some of the statements in this prospectus constitute forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.” These risks could materially affect our business, results of operations or financial condition and affect the value of our securities. You could lose all or part of your investment.

Overview

The Company is a leading end-to-end ecommerce platform transforming the used car industry with a technology-driven, hassle-free customer experience. The Company’s mission is to make car purchase and ownership simple — to make buying or selling a used car fun, fair, and accessible to everyone. The Company provides comprehensive, technology-driven solutions throughout the car ownership lifecycle: finding the right car, having a test drive brought to you before buying the car, a seamless digitally-driven purchase transaction including financing and vehicle protection products, an efficient, digital trade-in/sale transaction, and a vision to provide high-value support services during car ownership. Each of these steps is powered by the Company’s software solutions, mobile transactions platform, and scalable logistics, combined with our centralized inspection, reconditioning & storage centers, called hubs.

Risk Factors

There are a number of risks related to our business and our securities that you should consider before making an investment decision. You should carefully consider all the information presented in the section entitled “Risk Factors” beginning on page 2 of this prospectus and the other information contained in this prospectus. Before making any investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or in any applicable prospectus supplement.

Background

Insurance Acquisition Corp. (“IAC”) was formed in March 2018 as a special purpose acquisition company for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination, with one or more businesses or assets (the “initial business combination”). Shift was launched in 2014 and is an auto ecommerce platform that enables customers to buy, sell and test drive cars and purchase ancillary products and services. On October 13, 2020, IAC acquired Shift (which we refer to as “the Merger”) and changed its name to Shift Technologies, Inc. in connection with the Merger. Prior to the Merger, IAC’s common stock, units and warrants traded on The Nasdaq Capital Market under the symbols “INSU,” “INSUU” and “INSUW,” respectively. Pursuant to the Merger, the Company continued the listing of its common stock and warrants on The Nasdaq Capital Market under the symbols “SFT” and “SFTTW,” respectively, effective October 15, 2020. Since January 2021, the Company does not have any publicly registered warrants issued and outstanding.

Presentation of Financial Operating Data

The Merger was accounted for as a reverse recapitalization in accordance with U.S. generally accepted accounting principles (“GAAP”). Under this method of accounting, IAC, who was the legal acquirer in the Merger, was treated as the “acquired” company for financial reporting purposes and Shift was treated as the accounting acquirer. This determination was primarily based on Shift having a majority of the voting power of the Company, Shift’s senior management comprising substantially all of the senior management of the Company, the relative size of Shift compared to IAC, and Shift’s operations comprising the ongoing operations of the Company. Accordingly, for accounting purposes, the Merger was treated as the equivalent of a capital transaction in which Shift was issuing stock for the net assets of IAC. The net assets of IAC are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Merger are those of Shift.

Emerging Growth Company

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of our initial public offering, (b) in which we have total annual revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period.

Corporate Information

The mailing address of the Company’s principal executive office is 290 Division Street, Suite 400, San Francisco, CA 94103 and the telephone number is (855) 575-6739. Our website address is www.shift.com. The information found on the website is not part of, and is not incorporated into, this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” in any applicable prospectus supplement and the risks described in the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on form 10-Q, as filed with the SEC, which are incorporated herein by reference in their entirety, as well any amendment or updates to our risk factors reflected in subsequent filings with the SEC. Our business, financial condition, results of operations or prospects could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned elsewhere in this prospectus. For more information, see the section entitled “Where You Can Find More Information; Incorporation by Reference.” Please also read carefully the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference herein and the exhibits attached hereto contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future events or our future results of operations, financial condition, business, strategies, financial needs, and the plans and objectives of management, are forward-looking statements. In some cases forward-looking statements can be identified because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “likely,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms. Forward-looking statements are based on information available to our management as of the date of this prospectus or any prospectus supplement and our management’s good faith belief as of such date with respect to future events and are subject to a number of risks, uncertainties, and assumptions that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements, in particular the substantial risks and uncertainties related to the ongoing COVID-19 pandemic. Important factors that could cause such differences include, but are not limited to:

●	general business and economic conditions and risks related to the larger automotive ecosystem;

●	competition, and the ability of the Company to grow and manage growth profitably;

●	our history of losses and ability to achieve or maintain profitability in the future;

●	our ability to sustain our current rate of growth;

●	our ability to establish our software as a platform to be used by automotive dealers;

●	risks relating to our inspection, reconditioning and storage hubs;

●	impacts of COVID-19 and other pandemics;

●	our reliance on third-party carriers for transportation:

●	our current geographic concentration where we provide reconditioning services and store inventory;

●	cyber-attacks or other privacy or data security incidents;

●	the impact of copycat websites;

●	failure to adequately protect our intellectual property, technology and confidential information;

●	our reliance on third-party service providers to provide financing;

●	the impact of federal and state laws related to financial services on our third-party service providers;

●	the impact of federal, state and local laws on our ability to obtain and maintain necessary dealer and financing licenses in the states in which we do business;

●	our ability to timely secure and maintain cost effective real estate locations in connection with the expansion of our business;

●	risks that impact the quality of our customer experience, our reputation, or our brand;

●	changes and ambiguity in the prices of new and used vehicles;

●	our ability to correctly appraise and price vehicles;

●	access to desirable vehicle inventory;

●	our ability to expeditiously sell inventory;

●	our ability to expand product offerings;

●	changes in applicable laws and regulations and our ability to comply with applicable laws and regulations;

●	access to additional debt and equity capital;

●	changes in technology and consumer acceptance of such changes;

●	our reliance on internet search engines, vehicle listing sites and social networking sites to help drive traffic to our website;

●	any restrictions on the sending of emails or messages or an inability to timely deliver such communications;

●	seasonal and other fluctuations in our quarterly results of operations;

●	competition in the markets in which we operate;

●	changes in the auto industry and conditions affecting automotive manufacturers;

●	natural disasters, adverse weather events and other catastrophic events;

●	our dependence on key personnel;

●	our ability to rapidly hire and retain qualified personnel necessary to grow our business as anticipated;

●	increases in labor costs;

●	our reliance on third-party technology and information systems;

●	our use of open-source software;

●	claims asserting that our employees, consultants or advisors have wrongfully used or disclosed alleged trade secrets of their current or former employers;

●	significant disruptions in service on our platform;

●	impairment charges;

●	changes in interest rates;

●	volatility in the price of our common stock;

●	issuances of our common stock and future sales of our common stock;

●	our ability to establish and maintain effective internal control over financial reporting; and

●	other economic, business and/or competitive factors, risks and uncertainties, including those described in the section entitled “Risk Factors” beginning on page 2.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. We disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, except as may be required under applicable securities law.

We qualify all of the forward-looking statements contained in this prospectus or any prospectus supplement by the foregoing cautionary statements.

USE OF PROCEEDS

Unless stated otherwise in a prospectus supplement, the net proceeds from the sale of securities described in this prospectus will be used for general corporate purposes.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

●	through agents to the public or to investors;

●	to underwriters for resale to the public or to investors;

●	negotiated transactions;

●	block trades;

●	directly to investors; or

●	through a combination of any of these methods of sale.

As set forth in more detail below, the securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

We will set forth in a prospectus supplement the terms of that particular offering of securities, including:

●	the name or names of any agents or underwriters;

●	the purchase price of the securities being offered and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchanges or markets on which such securities may be listed.

Only underwriters named in an applicable prospectus supplement are underwriters of the securities offered by that prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the common stock for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase common stock directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We may provide agents and underwriters with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties (including the writing of options), or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

To facilitate an offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In those circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on The Nasdaq Capital Market. We may elect to list any other class or series of securities on any exchange or market, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

In order to comply with the securities laws of some U.S. states or territories, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

Any underwriters who are qualified market makers on The Nasdaq Capital Market may engage in passive market making transactions in the securities on The Nasdaq Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

DESCRIPTION OF SECURITIES

We may offer, from time to time, in one or more offerings, up to $300,000,000 of the following securities:

●	Class A common stock;

●	preferred stock;

●	debt securities;

●	warrants;

●	units;

●	rights; or

●	any combination of the foregoing securities.

The aggregate initial offering price of the offered securities that we may issue will not exceed $300,000,000.

This prospectus contains a summary of the general terms of the various securities that we may offer. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities, which may be in addition to or different from the general terms summarized in this prospectus. Because the summary in this prospectus and in any prospectus supplement does not contain all of the information that you may find useful, you should read the documents relating to the securities that are described in this prospectus or in any applicable prospectus supplement. Please read “Where You Can Find More Information; Incorporation by Reference” to find out how you can obtain a copy of those documents.

The applicable prospectus supplement will also contain the terms of a given offering, the initial offering price and our net proceeds. Where applicable, a prospectus supplement will also describe any material United States federal income tax consequences relating to the securities offered and indicate whether the securities offered are or will be quoted or listed on any quotation system or securities exchange.

DESCRIPTION OF CAPITAL STOCK

We have one class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended: our Class A common stock, par value $0.0001 per share.

The general terms and provisions of our Class A common stock are summarized below. This summary does not purport to be complete and is subject to, and qualified in its entirety by express reference to, the provisions of our Second Amended and Restated Certificate of Incorporation (our “Charter”) and our Second Amended and Restated Bylaws (our “Bylaws”). Our Charter and our Bylaws have been filed as exhibits to our periodic reports filed with the SEC, which are incorporated by reference in this prospectus. You should read our Charter and our Bylaws for additional information before you invest in any of our securities. See “Where You Can Find More Information; Incorporation by Reference.”

Authorized Capital Stock

Our authorized capital stock consists of 500,000,000 shares of Class A common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. As of March 11, 2022, there were 82,945,120 shares of our Class A common stock outstanding.

Our board of directors (the “Board of Directors”) has authority at any time and from time to time to issue preferred stock of one or more series and, in connection with the creation of each such series, to fix the voting rights (if any), designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations or restrictions thereof, of such series to the full extent permitted by our Charter and the laws of the State of Delaware.

Dividends

Subject to applicable law and any preferential rights of the holders of any then-outstanding shares of any series of preferred stock, holders of our Class A common stock are entitled to receive such dividends, if any, as from time to time may be declared by our Board of Directors. The declaration of dividends on our Class A common stock is a business decision to be made by our Board of Directors in its discretion from time to time based upon our revenues and earnings, if any, capital requirements and general financial condition, as well as the provisions of the Delaware General Corporation Law (“DGCL”) affecting the payment of dividends and distributions to stockholders and any other factors as our Board of Directors may consider relevant.

Voting Rights

Subject to applicable law or the resolution or resolutions of our Board of Directors providing for the issue of any series of preferred stock, the holders of outstanding shares of our Class A common stock shall exclusively possess voting power for the election of directors and for all other matters to be voted on by stockholders. Each holder of our Class A common stock is entitled to one vote for each share of Class A common stock standing in its name. Unless otherwise required by applicable law, any action at a meeting at which a quorum is present will be decided by a majority of the votes properly cast, except the election of directors will be decided by a plurality of votes cast. Our Charter does not provide for cumulative voting for the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Liquidation

In the event of any liquidation, dissolution or winding up of the Company, after payment in full of the preferential amounts, if any, to be distributed to the holders of any then-outstanding shares of preferred stock having a preference over our common stock, the holders of our Class A common stock shall be entitled to share, ratably according to the number of shares of Class A common stock held by them, in all remaining assets of the Company available for distribution to our stockholders.

Preemptive or Other Rights

Holders of our Class A common stock have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our Class A common stock.

Fully Paid and Nonassessable

All outstanding shares of our Class A common stock are fully paid and not liable to any further call or assessments by us.

Certain Anti-Takeover Provisions

Our Charter, our Bylaws and the DGCL contain certain provisions that could delay or make more difficult an acquisition of control of us that is not approved by our Board of Directors, whether by means of a tender offer, open-market purchases, a proxy contest or otherwise. These provisions could have the effect of discouraging third parties from making proposals involving an acquisition or change of control of us, even though such a proposal, if made, might be considered desirable by a majority of our stockholders. These provisions also may have the effect of making it more difficult for third parties to cause the replacement of our current management without the concurrence of our Board of Directors. Set forth below is a description of various provisions contained in our Charter, our Bylaws and the DGCL that could impede or delay an acquisition of control of us that our Board of Directors has not approved. This description is intended as a summary only and is subject to, and qualified in its entirety by reference to, our Charter and our Bylaws, as well as the DGCL.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the DGCL. In general, Section 203 provides that a Delaware corporation with a class of voting stock listed on a national securities exchange or held of record by more than 2,000 stockholders may not engage in various business combination transactions with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder unless:

a.	our Board of Directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder prior to the time that stockholder became an interested stockholder;

b.	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding, for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, shares owned (i) by persons who are directors and also officers and (ii) by certain employee stock plans); or

c.	at or subsequent to such time the business combination is approved by our Board of Directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

In general, a “business combination” is broadly defined to include (i) any merger or consolidation of the corporation or any of its direct or indirect majority-owned subsidiaries with the interested stockholder; (ii) any sale, lease or other disposition (except proportionally as a stockholder of the corporation) to or with the interested stockholder of assets of the corporation or of any direct or indirect majority-owned subsidiary of the corporation, which assets have a market value equal to 10% or more of either the aggregate market of all of the assets of the corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation; (iii) subject to certain exceptions, any transaction which results in the issuance or transfer by the corporation or by any of its direct or indirect majority-owned subsidiaries of any stock of the corporation or of such subsidiary to the interested stockholder; (iv) subject to certain exceptions, any transaction involving the corporation or any of its direct or indirect majority-owned subsidiaries which has the effect of increasing the proportionate share of the stock of any class or series of the corporation or of any such subsidiary which is owned by the interested stockholder; and (v) subject to certain exceptions, any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of such corporation), of any loans, advances or other financial benefits provided by or through the corporation or any direct or indirect majority-owned subsidiary. In general, an “interested stockholder” is any person (other than the corporation and any direct or indirect majority-owned subsidiary of the corporation) that (i) is the owner of 15% or more of the outstanding voting stock of the corporation or (ii) is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date of determination, and the affiliates and associates of such person.

The DGCL permits a corporation to “opt out” of, or choose not to be governed by, the restrictions in Section 203 of the DGCL by expressly stating so in its original certificate of incorporation (or in a subsequent amendment to its certificate of incorporation or bylaws approved by its stockholders). However, neither our Charter nor our Bylaws contains a provision electing to opt out of Section 203.

Advance Notice Requirements

Stockholders wishing to nominate persons for election to our Board of Directors at an annual meeting or to propose any business to be considered by our stockholders at an annual meeting must comply with certain advance notice and other procedures and requirements set forth in our Bylaws. Likewise, if our Board of Directors has (or if stockholders, in compliance with certain provisions of our Bylaws, have) determined that one or more directors shall be elected at a special meeting of stockholders, stockholders wishing to nominate persons for election to our Board of Directors at such special meeting must comply with certain advance notice and other procedures and requirements set forth in our Bylaws.

Special Meetings

Our Bylaws provide that, subject to the rights of the holders of any then-outstanding shares of any series of preferred stock, a special meeting of stockholders may be called only by the Chairman of the Board, the Chief Executive Officer, or the Board of Directors pursuant to a resolution adopted by a majority of the Board of Directors. Such meetings may not be called by any other person.

Number of Directors; Board Vacancies

Our Charter provides that the number of directors shall be fixed from time to time exclusively by our Board of Directors pursuant to a resolution adopted by a majority of our Board of Directors; however, the number of directors is eight (8). Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority vote of the remaining directors then in office, although less than a quorum, or by a sole remaining director. Each director so appointed shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, or until such director’s earlier death, removal or resignation.

Classified Board

Our Charter provides that our Board of Directors is divided into three classes of directors, with the classes as nearly equal in number as possible, and with the directors serving three-year terms. As a result, approximately one-third of our Board is elected each year. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our Board.

Additional Authorized Shares of Capital Stock

The additional shares of authorized common stock and preferred stock available for issuance under our Charter could be issued at such times, under such circumstances and with such terms and conditions as to impede a change in control.

Amendments to Bylaws

Our Board of Directors may adopt, amend, alter or repeal our Bylaws, except with respect to the indemnifications provisions under Article VIII. Stockholders may adopt, amend, alter or repeal our Bylaws upon obtaining (i) the affirmative vote of the holders of at least a majority of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, and (ii) any other vote of the holders of any class or series of capital stock of the Corporation required by applicable law, our Charter or our Bylaws; provided, however, that an amendment with respect to the indemnifications provisions under Article VIII shall require the affirmative vote of the stockholders holding at least 66.7% of the voting power of all outstanding shares of capital stock of the Company.

No Written Consent of Stockholders

Our Charter and our Bylaws provide that any action required or permitted to be taken by stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing by such stockholders.

Limitations on Liability and Indemnification of Officers and Directors

Our Charter limits the liability of its officers and directors and provides that the Company will indemnify its officers and directors, in each case, to the fullest extent permitted by the DGCL.

Stock Exchange Listing

Our shares of Class A common stock are listed on The Nasdaq Capital Market under the symbol “SFT.”

Transfer Agent

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the prospectus supplement the extent to which the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a trustee to be identified in the applicable prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

As used in this section only, “Shift,” “we,” “our” or “us” refer to Shift Technologies, Inc., excluding its subsidiaries, unless expressly stated or the context otherwise requires.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

●	the title and ranking of the debt securities (including the terms of any subordination provisions);

●	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	the date or dates on which the principal of and premium, if any, on the debt securities is payable and/or the method of determination thereof;

●	the place or places where payments will be made;

●	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

●	place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

●	the right, if any, to extend the interest payment periods and the duration of such extension;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

●	the obligation, if any, of Shift to redeem or purchase debt securities of the series pursuant to any sinking fund or analogous provisions (including payments made in cash in participation of future sinking fund obligations) or at the option of a holder thereof and the period or periods within which (or manner of determining the same), the price or prices at which (or manner of determining the same), and the terms and

●	conditions upon which, debt securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

●	the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

●	the form of the debt securities of the series, including the form of the trustee’s certificate of authentication for such series and any legends or endorsements to be placed thereon;

●	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

●	the currency of denomination of the debt securities, which may be U.S. Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

●	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

●	if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

●	the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

●	any provisions relating to any security provided for the debt securities;

●	any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

●	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

●	the provisions, if any, relating to conversion or exchange of any securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

●	if other than the trustee, the identity of the trustee, the registrar, paying agent and custodian for the depositary;

●	if other than The Depository Trust Company, the identity of the depositary; and

●	any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

No Protection In the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

●	we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

●	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

●	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

●	default in the payment of principal of any debt security of that series at its maturity;

●	default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Shift and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

●	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Shift; or

●	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain of our indebtedness or that of our subsidiaries outstanding from time to time.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. Such acceleration will not be effective until the earlier of (1) the acceleration of indebtedness under our senior secured credit facilities or (2) five business Days after receipt by us of written notice of such acceleration, at which time the principal, premium, if any, interest and any other monetary obligations on all the then outstanding series of debt securities will become due and payable immediately. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in exercising such right of power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

●	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

●	the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity or security, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the debt securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each holder of the debt securities of that series notice of a Default or Event of Default within 90 days after it occurs. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify and amend the indenture or the debt securities of any series without the consent of any holder of any debt security:

●	to cure any ambiguity, defect or inconsistency;

●	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets;”

●	to provide for uncertificated securities in addition to or in place of certificated securities;

●	to make any change that does not adversely affect the rights of any holder of debt securities;

●	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

●	to add covenants for the benefit of the holders or to surrender any right or power conferred upon Shift;

●	to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

●	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments.

We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

●	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

●	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

●	reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

●	reduce the principal amount of discount securities payable upon acceleration of maturity;

●	waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

●	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

●	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; and

●	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

●	we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

●	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

●	depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

●	delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the Event of Default. However, we shall remain liable for those payments.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants, including warrants to purchase common stock, preferred stock or debt securities or any combination of the foregoing. Warrants may be issued independently or as part of a unit with any other securities and may be attached to or separate from the underlying securities. We may issue warrants directly or under a warrant agreement to be entered into between us and a warrant agent, as detailed in the prospectus supplement relating to warrants being offered. Any warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

A prospectus supplement relating to any warrants being offered will include specific terms relating to the offering, including a description of any other securities sold together with the warrants. These items will include:

●	the title of the warrants;

●	the aggregate number of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the common stock, preferred stock or debt securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

●	the designation and terms of the other offered securities, if any, with which the warrants are issued and the number of the warrants issued with each security;

●	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

●	the price or prices at which the offered securities purchasable upon exercise of the warrants may be purchased;

●	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

●	the minimum or maximum amount of the warrants that may be exercised at any one time;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	any terms relating to the modification of the warrants;

●	the terms of any rights to redeem or call the warrants;

●	information with respect to book-entry procedures, if any;

●	discussion of any material federal income tax considerations; and

●	any other material terms of the warrants, including terms, procedures and limitations relating to the transferability, exchange, exercise or redemption of the warrants.

The descriptions of the warrants in this prospectus and in any prospectus supplement are summaries of the applicable provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define your rights as holders of the warrants or any warrant units. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of the warrants or warrant units and will be available as described under the heading “Where You Can Find More Information; Incorporation by Reference.”

DESCRIPTION OF UNITS

We may issue units consisting of one or more debt securities, shares of preferred stock, or shares of common stock, or any combination of such of our securities, as specified in a related prospectus supplement.

DESCRIPTION OF RIGHTS

As specified in the applicable prospectus supplement, we may issue rights to purchase the securities offered in this prospectus to our existing stockholders, and such rights may or may not be issued for consideration. The applicable prospectus supplement will describe the terms of any such rights. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to the documents pursuant to which such rights will be issued.

FORMS OF SECURITIES

Each debt security, warrant, unit and right will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants, units or rights represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue the registered debt securities, warrants, units and rights in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement, unit agreement or rights agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement, unit agreement or rights agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, unit agreement or rights agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement, unit agreement or rights agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, units or rights, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustees, the warrant agents, the unit agents, the rights agents or any other agent of ours, agent of the trustees or agent of the warrant agents, unit agents or rights agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent, rights agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

LEGAL MATTERS

The validity of the issuance of the securities offered pursuant to this prospectus will be passed upon by Jenner & Block LLP, New York, NY. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Shift Technologies, Inc. appearing in Shift Technologies, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2021 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion on the consolidated financial statements) which is incorporated by reference herein and elsewhere in the registration statement. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus and any prospectus supplement, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits which are part of the registration statement. For further information with respect to us and the securities offered by this prospectus and any prospectus supplement, we refer you to the registration statement and the exhibits filed as part of the registration statement. Statements contained in this prospectus and any prospectus supplement, concerning any of our contracts, agreements or other documents are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus, relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the informational requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at http://www.sec.gov. Those filings are also available to the public on, or accessible through, our website on the “Investor Relations” page at www.shift.com. The information we file with the SEC or contained on or accessible through our corporate website or any other website that we may maintain is not part of this prospectus and any prospectus supplement, or the registration statement of which this prospectus is a part. You may inspect a copy of the registration statement through the SEC’s website, as provided herein.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus and any prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus, any prospectus supplement, or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus and any prospectus supplement, to the extent that a statement contained in this prospectus, any prospectus supplement, or a subsequently filed document incorporated by reference modifies or replaces that statement (other than those documents or the portions of those documents not deemed to be filed).

This prospectus incorporates by reference the documents set forth below that have previously been filed with the SEC:

●	Our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 16, 2022.

●	Our Current Reports on Form 8-K filed with the SEC on January 12, 2022, February 24, 2022 and March 15, 2022.

●	The description of our Common Stock contained in our Registration Statement on Form 8-A, dated March 18, 2019, and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Shift Technologies, Inc.

290 Division Street, Suite 400

San Francisco, California 94103-4234

(855) 575-6739

Attn: Secretary

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus.

$150,000,000

Shift Technologies, Inc.

Class A common stock

PROSPECTUS SUPPLEMENT

Cantor

May 6, 2022